                                                                    Exhibit 99.2

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                              )    Chapter 11
                                   )
     UNITEL VIDEO, INC., et al.,   )    CASE NO. 99-2979 (PJW)
                                   )
                        Debtors.   )    Jointly Administered

               ORDER PURSUANT TO SECTIONS 105, 363 AND 365 OF THE
              BANKRUPTCY CODE: (A) AUTHORIZING AND APPROVING ASSET
                 PURCHASE AGREEMENT WITH ALL MOBILE VIDEO INC.;
          (B) AUTHORIZING THE SALE OF SUBSTANTIALLY ALL OF THE DEBTORS'
          STUDIO DIVISION ASSETS, FREE AND CLEAR OF ALL LIENS, CLAIMS,
          INTERESTS, CHARGES AND ENCUMBRANCES, SUBJECT TO THE TERMS OF
           THE ASSET PURCHASE AGREEMENT AND SUBJECT TO HIGHER AND/OR
          BETTER OFFERS; (C) AUTHORIZING THE DEBTORS TO CONSUMMATE ALL
        TRANSACTIONS RELATED TO THE ABOVE; AND (D) GRANTING OTHER RELIEF

          This matter is before the Court on the motion (the "Motion") dated November 22, 2000 of Unitel Video, Inc. ("Unitel"), R Squared, Inc., Unitel 53 LLC and Unitel 57 LLC, debtors and debtors in possession herein (collectively, the "Debtors"), for the entry of, inter alia, this order (the "Sale Order"):
(i) authorizing and approving that certain asset purchase agreement between Unitel and Phoenix Business Trust ("Phoenix"), substantially in the form of Exhibit "A" to the Motion (the "Phoenix Purchase Agreement"); (ii) authorizing the sale of substantially all of the Debtors' studio division assets (collectively, as described and defined in the Phoenix Purchase Agreement, the "Phoenix Purchased Assets"), to Phoenix, free and clear of all liens, claims, interests, charges and encumbrances, subject to the terms of the Phoenix Purchase Agreement and subject to higher and/or better offers; (iii) authorizing the Debtors to consummate all transactions related to the above;
and (iv) authorizing relief consistent with the foregoing in connection with any asset purchase agreement between the Debtors and any other party submitting a higher and/or better offer for the Phoenix Purchased Assets in accordance with the bidding procedures established by the Procedures Order (as hereinafter defined); and the Court having on December 8, 2000 entered its Order, inter alia, (i) Scheduling a Hearing to Approve Asset Purchase Agreement with MTI/The Image Group, Inc. for the Sale of Substantially All of the Debtors' Studio Division Assets, Free and Clear of All Liens, Claims, Interests, Charges and Encumbrances, Subject to Higher or Better Offers, (ii) Approving the Form and Manner of Notice in Connection Therewith, and (iii) Approving Bidding Procedures for the Submission of Any Competing Bids (the "Procedures Order"); and the Debtors having received a highest and best bid for the Purchased Assets (as defined in the Purchase Agreement (as defined hereinafter)) from All Mobile Video Inc. (the "Buyer") pursuant to that certain Asset Purchase Agreement between Unitel, Unitel 53 LLC and Unitel 57 LLC and the Buyer dated January 5, 2001, a copy of which was separately filed with the Court (the "Purchase Agreement"); and the Court having considered the Motion and the record in these proceedings, and having heard the statements of counsel in support of the relief requested in the Motion at a hearing before the Court (the "Sale Hearing"); and the Court having found that notice of the Motion was sufficient under the circumstances; and the Court having been fully advised and having determined that the legal and factual bases set forth in the Motion and at the Sale Hearing establish just cause for the relief granted in this Sale Order;

     THE COURT MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

                                  JURISDICTION


     A. The Court has jurisdiction over this matter under 28 U.S.C. Sections 157 and 1334. This proceeding is a core proceeding under 28 U.S.C. Section 157(b)(2). Venue is proper in this district under 28 U.S.C. Sections 1408 and 1409.

                                     NOTICE

     B. The Debtors have complied with all of the procedures for notice of the Motion and Sale Hearing set forth in the Procedures Order. Such notice constitutes appropriate and adequate notice to all parties and is in compliance with Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"). No other or further notice of the Motion, the Sale Hearing or the entry of this Sale Order is necessary or required.


                       OBJECTIONS; AUCTION; OTHER BIDDERS

     C. In response to the Motion and the notice of the Motion, the Debtors have received objections to the proposed sale of the Purchased Assets to the Buyer under and pursuant to the Purchase Agreement from the following parties:
King World Productions, Inc. ("King World"), Educational Broadcasting Corporation ("EBC"), and 423 West 55th Street, LLC. No other objection to the Motion or the proposed sale to the Buyer has been filed with this Court.

     D. An auction (the "Auction") was conducted at the New York City offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for the Debtors, on January 4, 2001. The Buyer, MTI/The Image Group, Inc. and National-Steiner, L.L.C. participated at the Auction, which was conducted fairly and openly. The Buyer submitted the highest and best offer at the Auction.

     E. In response to the Motion, the notice of the Motion and the Procedures Order, the Debtors have received no offers to purchase the Purchased Assets higher and/or better than the Buyer's offer. Accordingly, the Buyer's bid is the highest and best bid for the Purchased Assets.

                             JUSTIFICATION FOR SALE

     F. The Debtors have established sound business justification in support of the proposed sale. Such business justifications include, but are not limited to, the facts that: (i) Since shortly before the Filing Date (as defined in the Motion), Getzler (as defined in the Motion), the Debtors' financial advisory firm, has, at the direction of the Debtors' Board of Directors, served as the Debtors' management consultant, effectively serving the interim role of the Debtors' chief executive officer and chief financial officer; (ii) Pursuant to the DIP Facility (as defined in the Motion), the Debtors are obligated to market the Studio Division (as defined in the Motion) business and assets and the Debtors believe that their failure to move forward in seeking approval of the proposed transaction will jeopardize the continued availability of the DIP Facility and could leave the Debtors in a position without a source of consensual financing; and (iii) the Debtors believe that a sale pursuant to section 363 of title 11 of the United States Code (the "Bankruptcy Code") and subject to higher and better offers is the most effective means of maximizing the value for the Purchased Assets. After considering the circumstances described in the Motion, the Court has determined that the procedures outlined in the Procedures Order and the Buyer's offer present the best opportunity for the Debtors to realize the highest recovery possible for the Purchased Assets for the benefit of all creditors. The sale process conducted by the Debtors' Court-approved investment bankers, Houlihan Lokey Howard & Zukin Capital ("Houlihan Lokey"), was non-collusive, fair and reasonable, and conducted in good faith.

     G. The transactions contemplated by the Motion, as approved and implemented by this Sale Order, are in compliance with and satisfy all applicable provisions of the Bankruptcy Code, including, without limitation, sections 363(b), (f) and (m) and 365 of title 11 of the United States Code, (the "Bankruptcy Code"). The terms and conditions of the sale of the Purchased Assets and the other transactions approved by this Sale Order are fair and reasonable.

     H. The Buyer's offer, as approved by this Sale Order, is the highest and best offer for the Purchased Assets. The aggregate purchase price offered by the Buyer constitutes full and adequate consideration and reasonably equivalent value for the Purchased Assets.

     I. The transfer of the Purchased Assets on the Closing to the Buyer for the consideration set forth in the Purchase Agreement is in the best interests of the Debtors' estates, their creditors and all parties in interest.

                                   GOOD FAITH

     J. The sale process conducted pursuant to the Procedures Order was non-collusive, fair and reasonable, and was conducted openly and in good faith. The transfer of the Purchased Assets to the Buyer represents an arm's-length transaction and has been negotiated in good faith between the parties. The Buyer, as transferee of the Purchased Assets, is a good faith purchaser under section 363(m) and, as such, is entitled to the full protection of section 363(m) of the Bankruptcy Code.

             SALE FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES

          K. The Debtors are authorized to sell the Purchased Assets free and clear of all Liens (as defined in Paragraph "(4)" hereinafter) pursuant to and in accordance with section 363(f) of the Bankruptcy Code.

                LEASES AND CONTRACTS TO BE ASSUMED AND ASSIGNED

          L. Upon the transfer of the Assigned Contracts(1) (consisting of certain real property leases and subleases and production agreements) to the Buyer and, subject to the payment of the cure amounts (as set forth in Exhibit "C" to the Motion) contemplated and required by this Sale Order: (A) each Lease (other than the Ninth Avenue Lease) constitutes a valid and existing leasehold interest in the property subject to such Lease; (B) none of the Debtors' rights (including options, renewals and extensions) have been released or waived under any of the Assigned Contracts; (C) the Assigned Contracts have not been terminated and are in full force and effect; and (D) no default on the part of the Debtors (monetary or non-monetary) exists under any Assigned Contract (including, without limitation, with respect to any amounts payable thereunder), nor does there exist any event or condition which with the passage of time or the giving of notice, or both, would constitute such a default.

_______________

(1) All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. However, for purposes of this Sale Order, the term "Assigned Contracts" shall not include the Ninth Avenue Lease or the Selected Contracts.

                  CORPORATE AUTHORITY; CONSENTS AND APPROVALS

     M. The Debtors have full corporate power and authority to execute the Purchase Agreement, any related agreements and all other documents contemplated by the Purchase Agreement or such other related agreements, and the sale of the Purchased Assets by the Debtors has been duly and validly authorized by all necessary corporate power and authority necessary to consummate the transactions contemplated by the Purchase Agreement. No consents or approvals, other than this Sale Order and those expressly provided for in the Purchase Agreement, are required for the Debtors to consummate such transactions.

     BASED UPON THE FOREGOING, IT IS HEREBY ORDERED that

     (1)  The Motion is approved.

     (2) The Purchase Agreement and the terms and conditions contained therein are approved. The Debtors are authorized and directed at the Closing to execute, deliver, implement and fully perform the Purchase Agreement, together with all additional instruments, agreements and documents which are contemplated by the Purchase Agreement and those instruments, agreements and documents which may be reasonably necessary, convenient or desirable in implementing the Purchase Agreement, and to take all further actions (including any prorations, adjustments and the like provided for in the Purchase Agreement) as may be necessary or appropriate in performing the obligations as contemplated by the Purchase Agreement. All objections to the Motion that were not withdrawn or settled on the record or otherwise are overruled, except that the limited objection of EBC is adjourned.

     (3) Subject to the fulfillment of the terms and conditions of the Purchase Agreement, at the Closing, the Debtors are authorized to sell, transfer, assign and convey to the Buyer all of the Debtors' rights, title and interest in and to the Purchased Assets. The Debtors are authorized and empowered at the Closing to deliver bills of sale, assignments and such other documentation contemplated by the Purchase Agreement and this Sale Order.

     (4) The transfer of the Purchased Assets to the Buyer as of the Closing will be free and clear of any and all liens, rights of offsets, recoupment, claims, interests, charges and encumbrances therein, thereon and/or thereagainst of whatever kind, type, nature, or description, including, without limitation, any lien, security interest, pledge, hypothecation, encumbrance or other charge, interest or claim (including, but not limited to, any "claim" as defined in section 101(5) of the Bankruptcy Code) in, against or with respect to any of the Purchased Assets, having arisen, existed or accrued prior to and through the Closing, whether direct or indirect, absolute or contingent, choate or inchoate, fixed or contingent, matured or unmatured, liquidated or unliquidated, arising by agreement, statute or otherwise and whether arising prior to, on or after the Filing Date (as defined in the Motion), including, without limitation, the liens and claims identified on Exhibit "B" to the Motion. All of the foregoing interests described in this Paragraph "(4)" are collectively referred to herein as "Liens."

     (5) This Sale Order is and will be effective as a determination that, upon the Closing, all Liens in, on or upon the Purchased Assets are adjudged and declared to be unconditionally released, discharged and terminated, with all such Liens to attach to the cash proceeds of the sale of the Purchased Assets (the "Proceeds"), with the same force, validity, effect, priority and enforceability, inter se, as such Liens had in the Purchased Assets prior to such sale. Except as otherwise provided in this Sale Order, any issues regarding the extent, validity, perfection, priority and enforceability of such Liens with respect to such proceeds will be determined by the Court, if, as and when appropriate, upon proper application at a later date, including pursuant to a proposed plan of reorganization.

(6)  The Proceeds shall be distributed as follows:

     A. The Debtors are authorized and directed to transfer on the Closing $8.9 million of the Proceeds to Bear Stearns Funding, Inc. ("Bear Stearns") in satisfaction of Bear Stearns' liens against the Purchased Assets. Upon receipt of $8.9 million, Bear Stearns shall be deemed to release $8.9 million of its secured claims against any and all property of the Debtors, including the Proceeds. The Debtors shall endeavor to determine prior to the Closing Date the remaining undisputed amounts owing to Bear Stearns and the Debtors agree to transfer all such remaining undisputed amounts owing to Bear Stearns on the Closing, subject to and in accordance with Paragraph 6(C) hereof.

     B. The Debtors are authorized and directed to transfer on the Closing $870,000 of the Proceeds to Houlihan Lokey in accordance with the terms of the engagement letters between the Debtors and Houlihan Lokey (the "Engagement Letters"), which were approved by Court order dated October 8, 1999. Upon receipt of $870,000 of the Proceeds (or a lesser amount if agreed to in writing by Houlihan Lokey), Houlihan Lokey shall be deemed to release the Debtors and Heller Financial, Inc. ("Heller") with respect to any and all claims of Houlihan Lokey that arise under the Engagement Letters or from the sale of the Purchased Assets or of any other property of the Debtors.

     C. The Debtors are authorized and directed to maintain the amount of $4.11 million of the Proceeds (the "Segregated Proceeds") in a segregated interest-bearing account. All Liens (other than the Liens of Heller) shall attach to the Segregated Proceeds with the same force, validity, effect, priority and enforceability, inter se, as such Liens had in the Purchased Assets prior to such sale, including, without limitation, (a) the liens, if any, of Bear Stearns against the Purchased Real Property that remain after payment of the amount set forth in Paragraph "6(A)" (in the approximate asserted amount of $2.28 million), (b) the liens of Charter Financial, Inc. pursuant to that certain Capital Lease Agreement dated as of June 28, 1995 between Unitel and Charter (in the approximate asserted amount of $530,000); (c) the liens and claims of King World, Inc. pursuant to that certain Advance Payment and Security Agreement dated as of January 19, 1999 (the "Advance Payment Agreement") (in the approximate asserted amount of $600,000); (d) the mechanic's lien, if any, of MBL Contracting Corp. against the Purchased Assets (in the approximate asserted amount of $620,000); (e) the mechanic's lien, if any, of Comfort Air Designs, Inc. against the Purchased Assets (in the approximate asserted amount of $16,000); (f) the mechanic's lien, if any, of Downtown Group, Inc. against the Purchased Assets or the building located at 423 West 55th Street, New York, New York (in the approximate asserted amount of $23,000); and (g) the judgment lien, if any, of JRJ Associates Inc. against the Property (in the approximate asserted amount of $40,000). The Segregated Proceeds shall be maintained by the Debtors and shall not be distributed to any entity except in accordance with either (a) an Order of this Court entered after at least fifteen (15) days' notice to counsel for the Debtors, counsel for Heller, counsel for the Official Committee of Unsecured Creditors (the "Committee"), and the holders of the alleged Liens (and counsel, if known), or
(b) a written agreement among the Debtors, Heller, the Committee and the holder of an alleged Lien. Notwithstanding anything to the contrary contained in this Sale Order, to the extent that the Court determines (a) that the Debtors could not assume the KW Contract without also assuming the Advance Payment Agreement and curing the default thereunder existing as of the Closing Date, the Debtors shall be obligated to cure the default under the Advance Payment Agreement existing as of the Closing Date, or (b) that King World has a right of repayment of advances or recoupment against the Buyer, the Debtors shall be obligated to pay King World from the Segregated Funds the amount of King World's allowed advance or recoupment claim existing as of the Closing Date.

     D. The Debtors are authorized and directed to transfer to Heller on the Closing an amount (the "Heller Proceeds") equal to the lesser of (i) the aggregate amounts outstanding to Heller pursuant to the DIP Facility and the Pre-Petition Credit Agreement (as defined in the Motion) and (ii) the Proceeds less the sum of (a) the Cure Amounts (as defined hereinafter), (b) the aggregate of the amounts to be transferred to Bear Stearns and Houlihan Lokey pursuant to Paragraph 6(A) and (B) hereof, respectively, and (c) the Segregated Proceeds.

     E. Subject to the existing rights of Heller under the DIP Facility and the Pre-Petition Credit Agreement, (i) in the event that any creditor establishes an allowed valid, perfected Lien against certain of the Purchased Assets senior to the Liens of Heller, to the extent required by subsequent order of the Court, and to the extent the Segregated Proceeds are not sufficient to satisfy such Lien, Heller shall disgorge to such creditor an amount equal to the allowed amount of such creditor's secured claim against the Purchased Assets: provided that notwithstanding the foregoing, Heller shall not be required pursuant hereto to disgorge in the aggregate any amounts in excess of the Heller Proceeds; or (ii) in the event that it is determined, either by Court order or by agreement among the Debtors, the Committee and Heller, that Heller does not have a valid, perfected Lien against certain of the Purchased Assets, Heller shall disgorge to the Debtors an amount equal to the difference between (a) the Heller Proceeds and (b) the amount of Heller's allowed, valid, perfected Lien against the Purchased Assets.

          F. Upon receipt by Heller of the Heller Proceeds, the Debtors' total indebtedness to Heller under the DIP Facility and the Pre-Petition Credit Agreement shall be reduced by an amount equal to the Heller Proceeds less any amounts required to be disgorged pursuant to Paragraph 6(E) hereof.

          G. The Proceeds less the sum of (a) the Cure Amounts (as defined hereinafter), (b) the aggregate of the amounts to be transferred to Bear Stearns and Houlihan Lokey pursuant to Paragraph 6(A) and (B) hereof, respectively, (c) the Segregated Proceeds and (d) the Heller Proceeds (the "Net Proceeds") shall be maintained by the Debtors, used by the Debtors to administer and wind-down their estates (including the payment of administrative expense claims) in accordance with a budget agreed upon by the Debtors and the Committee, and distributed pursuant to further order of the Court, including in connection with any confirmed plan.

     (7) Notwithstanding anything to the contrary contained herein, this Sale Order shall not, in any way, affect, impair or restrict the liens, claims, encumbrances and interests of any entity (including the Debtors) in, against, or with respect to, any of the Debtors' assets other than the Purchased Assets.

     (8)  A.   The Debtors are authorized to assume the Assigned Contracts and assign them to the Buyer. The Buyer has provided adequate assurance of its future performance under the Assigned Contracts, and the assumption and assignment of the Assigned Contracts to the Buyer satisfy the requirements of section 365 of the Bankruptcy Code. Notwithstanding any provision of the Assigned Contracts (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts or conditions an assignment or transfer, the Debtors are authorized and directed at the Closing, pursuant to section 365 of the Bankruptcy Code, to assume the Assigned Contracts and assign their rights, title and interest therein to the Buyer. Except as otherwise set forth in Paragraph "8(C)" below, the amounts set forth on Exhibit "C" to the Motion (excluding the amount set forth for the Ninth Avenue Lease, the "Cure Amounts") shall constitute the full and final cure payments required under section 365(b) of the Bankruptcy Code as to the respective Assigned Contracts listed thereon. The Debtors are authorized and directed to pay the Cure Amounts to the respective holders of such claims from the proceeds of the sale promptly after the Closing Date.

          B. Nothing contained in this Paragraph "8" shall be binding upon or have affect upon the Ninth Avenue Lease and EBC, nor shall any of the related findings contained in this Sale Order be binding upon EBC. A hearing to consider the Debtors' motion to assume the Ninth Avenue Lease and assign it to the Buyer shall be scheduled for January 30, 2001 at 4:00 p.m. Nothing contained herein or in the Motion (including on Exhibit "C" thereto) shall be deemed to fix the cure amount, if any, due on the Ninth Avenue Lease.

        C. The Cure Amount for the 55th Street Lease is $69,062.00. On or prior to the Closing Date, the Debtors or the Buyer shall pay $50,000 to the landlord for the 55th Street Lease as an additional security deposit in accordance with the terms of such lease.

        D. Upon the assignment of the Assigned Contracts and the payment of the Cure Amounts, pursuant to section 365(k) of the Bankruptcy Code, the Debtors shall be relieved from any further liability under the Assigned Contracts.

     (9) The GE Lease Agreement, the GE Master Lease Agreement and the Intercompany Leases (each as defined in the Motion) shall be deemed rejected as of the Closing Date, pursuant to section 365 of the Bankruptcy Code. GE Capital (as defined in the Motion) shall be required to file a proof of claim with the Clerk of the Court, with a copy to Bankruptcy Services, LLC, the Debtors' claims agent, within the later of (a) sixty (60) days of entry of this Sale Order and
(b) thirty (30) days after GE Capital receives notice that the Closing Date has occurred, for any and all alleged damages arising from the rejection of the GE Lease Agreement and/or the GE Master Lease Agreement or from the Debtors' use of the equipment associated therewith.

     (10) Except as expressly set forth in this Sale Order or the Purchase Agreement, including with respect to the Assumed Future Obligations, the Buyer has not, and will not be deemed to have, assumed any Liens including "claims" (as that term is defined in section 101(5) of the Bankruptcy Code) against the Debtors. Under no circumstances will the Buyer be deemed a successor of or to the Debtors for any liability of the Debtors (whether direct or indirect, liquidated or unliquidated, choate or inchoate or contingent or fixed) whatsoever.

     (11) All of the Debtors' rights, title and/or interests in the Purchased Assets are, as of the Closing, transferred to and vested in the Buyer. Subject to the fulfillment of the terms and conditions of the Purchase Agreement, as of the Closing, this Sale Order will be considered and constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Purchased Assets or a bill of sale transferring good and marketable title in the Purchased Assets to the Buyer. Any and all governmental recording offices and all other parties, persons or entities are authorized to accept this Sale Order as such an assignment or bill of sale and, if necessary, this Sale Order may be accepted for recordation on or after the Closing as conclusive evidence of the free and clear, unencumbered transfer of title to the Purchased Assets conveyed to the Buyer at the Closing.

     (12) The transfer of the Purchased Assets to the Buyer under this Sale Order is exempt from any transfer or stamp tax under section 1146(c) of the Bankruptcy Code.

     (13) If any of the Purchased Assets is in the care or custody of any non-debtor party, such party following the Closing shall immediately, upon written request and presentation of this Sale Order, surrender any such Purchased Assets in its care or custody to the Buyer.

     (14) Upon the Closing, the Buyer is granted immediate and unfettered access to the Purchased Assets conveyed in the Closing. The Debtors and their officers, agents and employees who have access to and control over any of the Purchased Assets shall cooperate in delivering the Purchased Assets to Buyer and shall cease exercising control over the Purchased Assets upon the Closing, except as directed by the Buyer in accordance with the Purchase Agreement and this Sale Order, and such parties are enjoined after the Closing from exercising any control and/or interfering with the Buyer's use, peaceful enjoyment and control of the Purchased Assets without the Buyer's consent.

     (15) On the Closing Date, each of the Debtors' creditors having Liens on any of the Purchased Assets is authorized and directed to execute such documents and take all actions as may be necessary to release its Liens, if any, in, on or against the Purchase Assets, if any, as such Liens may have been recorded or may otherwise exist.

     (16) If any person or entity that has filed financing statements or other documents or agreements evidencing Liens in, on or against the Purchased Assets has not delivered to the Debtors prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Liens or other interests that such person or entity has with respect to the Purchased Assets, the Debtors and the Buyer are authorized to execute and file such statements, instruments, releases and other documents on behalf of such person or entity with respect to the Purchased Assets.

     (17) Any allocation of the Purchase Price in the Purchase Agreement shall not be binding upon the Debtors' creditors (including, without limitation, Heller), the Committee and other parties in interest and will not have any precedential value with respect to any of such parties or to any allocations of the value contained in a plan of reorganization or liquidation involving the Debtors, their estates and their creditors.

     (18) This Court has exclusive jurisdiction to implement and enforce the terms and provisions of the Purchase Agreement (and all documents contemplated thereby) and this Sale Order, including any disputes relating thereto or with respect to the sale, the proceeds of sale, the transfer or assignment and delivery of the Purchased Assets to the Buyer and the Buyer's peaceful use and enjoyment thereof after the Closing, free and clear of any Liens, regardless of whether a plan of reorganization has been confirmed in these chapter 11 cases and irrespective of the provisions of any such plan or order confirming such plan; and the Court retains jurisdiction over the parties to the Purchase Agreement with respect to any controversies which may arise thereunder.

     (19) The terms and provisions of this Sale Order are binding in all respects upon the Debtors, their employees, officers and directors, their creditors, their shareholders, any parties having received notice of these proceedings, any affected third parties and other parties-in-interest, any persons asserting a Lien in, on or against the Purchased Assets, the Buyer and all of the aforementioned parties' successors or assigns, including, without limitation, any trustee subsequently appointed for the Debtors under the Bankruptcy Code.

     (20) The failure specifically to include any particular provisions in the Purchase Agreement or the agreements contemplated thereby in this Sale Order will not diminish the effectiveness of such provision, it being the intent of this Court that the Purchase Agreement and agreements contemplated thereby are authorized, approved and effective in their entirety. In the event of any inconsistency between this Sale Order and the Purchase Agreement, this Sale Order and the terms hereof shall be controlling.

     (21) This is a final order and enforceable upon its entry. To the extent necessary under Rules 5003, 6004(g), 9014, 9021 and 9022 of the Bankruptcy Rules, the Court expressly finds that there is no just reason for delay in the implementation of this Sale Order and expressly directs entry of judgment as set forth in this Sale Order. This Sale Order shall be effective immediately and the stay imposed by Bankruptcy Rule 6004(g) is otherwise abrogated.

     (22) Under section 363(m) of the Bankruptcy Code, the reversal or modification of this Sale Order on appeal will not affect the validity of the transfer of the Purchased Assets to the Buyer, as well as the transactions contemplated or authorized by this Sale Order, unless the same is stayed pending appeal prior to the Closing of the transactions authorized by the Sale Order.

          (23) Except as otherwise set forth herein or in the Asset Purchase Agreement, the Buyer is not assuming nor shall it in any way whatsoever be liable or responsible, as a successor or otherwise, for any liabilities, debts or obligations of the Debtors or any liabilities, debts or obligations in any way whatsoever relating to or arising from the Purchased Assets or the Debtors' operations or use of the Purchased Assets, including, any liabilities calculable by reference to the Debtors or their assets or operations, or relating to continuing conditions existing on or prior to consummation of the transactions contemplated by the Purchase Agreement which liabilities, debts and obligations are hereby extinguished insofar as they may give rise to successor liability, without regard to whether the claimant asserting any such liabilities, debts or obligations has delivered to Buyer a release thereof. Except as otherwise set forth herein or in the Asset Purchase Agreement, without limiting the generality of the foregoing, the Buyer shall not be liable or responsible, as a successor or otherwise, for the Debtors' liabilities, debts or obligations, whether calculable by reference to the Debtors or their operations, or under or in connection with (i) any employment or labor agreements, (ii) any pension, welfare, compensation or other employee benefit plans, agreements, practices and programs, including, without limitation, any pension plan of the Debtors, (iii) the cessation of the Debtors' operations, dismissal of employees, or termination of employment or labor agreements or pension, welfare, compensation or other employee benefit plans, agreements, practices and programs, obligations which might otherwise arise from or pursuant to the Employee Retirement Income Security Act of 1974, as amended, the Fair Labor Standards Act, Title VII of Civil Rights Act of 1964, the Age Discrimination And Employment Act of 1967, the Federal Rehabilitation Act of 1973, the National Labor Relations Act, or the Consolidated Omnibus Budget Reconciliation Act of 1985, (iv) workmen's compensation occupational disease or unemployment or temporary disability insurance claims, (v) environmental liabilities, debts, claims or obligations arising from conditions first existing on or prior to the Closing (including without limitation the presence of hazardous, toxic, polluting, or contaminating substances or wastes) which may be asserted on any basis, including without limitation under the comprehensive environmental response, compensation and liability act, 42 U.S.C. section 9601, et seq., (vi) any bulk sales or similar law, (vii) any tax statutes or ordinances, including, without limitation, the Internal Revenue Code of 1986, as amended, and (viii) any products liability or similar claims whether pursuant to any state or any federal laws or otherwise.

     (24) Except as otherwise set forth herein or in the Asset Purchase Agreement, under no circumstances shall the Buyer be deemed a successor of or to the Debtors with respect to any Liens of others against or in the Debtors or the Purchased Assets of any kind or nature whatsoever. The sale, transfer, assignment and delivery of the Purchased Assets shall not be subject to any Liens, of any kind or nature whatsoever (other than the obligations under the Assigned Contracts accruing after the Closing Date), which Liens shall remain with, and continue to be obligations of, the Debtors and attach to the Proceeds. All persons holding any Lien, other than the obligations under the Assigned Contracts accruing after the Closing Date, against or in the Debtors or the Purchased Assets of any kind or nature whatsoever shall be, and hereby are, forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing such Lien of any kind or nature whatsoever against the Buyer, its property, its successors and assigns, or the Purchased Assets with respect to any Lien of any kind or nature whatsoever, other than an obligation under the Assigned Contracts accruing after the Closing Date, such person or entity had, has, or may have against or in the Debtors, their estates, officers, directors, shareholders, or the Purchased Assets. Following the Closing Date, no holder of a Lien against the Debtors shall interfere with the Buyer's title to or use and enjoyment of the Purchased Assets based on or related to such Lien. Other than the obligations under the Assigned Contracts accruing after the Closing Date, under no circumstances shall any holder of a Lien be able to commence, continue or otherwise pursue or enforce any remedy, claim or cause of action against the Buyer, and each holder of a Lien is permanently enjoined from commencing, continuing or otherwise pursuing or enforcing any remedy, claim or cause of action against the Buyer on account of such Lien.

     (25) Each non-Debtor party to the Assigned Contracts accruing after the Closing Date hereby is forever barred, estopped, and permanently enjoined from asserting against the Buyer or its property any default existing as of the Closing, any counterclaim, defense, setoff or any other claim asserted or assertable (as of the Closing) against the Debtors or the Buyer.

Dated: Wilmington, Delaware
       January 8, 2001

                                            /s/ Peter J. Walsh
                                            ------------------------------------
                                            The Honorable Peter J. Walsh
                                            Chief United States Bankruptcy Judge